                                                              EXHIBIT 10.22



                      WILLBROS GROUP, INC.

                         SEVERANCE PLAN

                   ---------------------------

                   (Effective January 1, 1999)


                          Introduction


     The Board of Directors of Willbros Group, Inc. (the "Company") recognizes that, as is the case with many publicly held companies, there always exists the possibility of a change in control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of key employees of the Company and its subsidiaries to the detriment of the Company and its stockholders.

     The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its stockholders. The Board also believes that when a change in control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from key employees regarding the best interests of the Company and its stockholders without concern that such employees might be distracted by the personal uncertainties and risks created by a change in control.

     Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment, attention and dedication to duty of certain key employees of the Company and its subsidiaries and to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a change in control. In addition, the Board has determined that such key employees should have protection in connection with certain involuntary terminations of employment under change in control circumstances and other situations.

     In order to fulfill the above purposes, and recognizing that designated participants shall be entitled to rely on the various benefits described herein, the Board hereby adopts the Willbros
Group, Inc. Severance Plan, effective January 1, 1999.





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                     ARTICLE 1.  DEFINITIONS

     1.1 Definitions. In addition to the terms defined elsewhere herein, the following words and phrases, when used herein with initial capital letters, shall have the following respective meanings:

          1.1.1  "Act" means the United States Securities and
     Exchange Act of 1934, as amended.

          1.1.2 "Annual Base Compensation" means the amount a Participant is entitled to receive as wages or salary on an annualized basis, excluding all bonus, overtime and incentive compensation, payable by an Employer as consideration for the Participant's services, as determined on the date immediately preceding termination of employment, except that, in the case of a termination of employment for Good Reason, Annual Base Compensation shall be determined as of the date immediately before the event which gave rise to the Participant's right to terminate his employment and collect a Severance Benefit.

          1.1.3  "Board" means the Board of Directors of Willbros
     Group, Inc.

          1.1.4 "Change in Control" means and shall be deemed to have occurred if (i) any Person, other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total voting power of all the then outstanding Voting Securities, or (ii) any Person, other than the Company or a Related Party, purchases or otherwise acquires under a tender offer, securities representing thirty percent (30%) or more of the total voting power of all the then outstanding Voting Securities, or (iii) the individuals (a) who as of the Effective Date (with respect to the Company) constitute the Board or
     (b) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the Effective Date (with respect to the Company) or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board, or (iv) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or an acquisition by the Company, or any such transaction is consummated if stockholder


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     approval is not obtained (other than any such
     transaction which would result in the Voting Securities outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least sixty percent (60%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered), or (v) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction, or (vi) the Board or the appropriate committee thereof adopts a resolution to the effect that a Change in Control has occurred.

          1.1.5  "Code" means the United States Internal Revenue
     Code of 1986, as amended.

          1.1.6 "Company" means Willbros Group, Inc. and any successor thereto.

          1.1.7 "Disability" means a physical or mental incapacity of a Participant which substantially prevents the Participant, after reasonable accommodation, from performing the essential functions of his duties as they existed immediately prior to a Change in Control on a full-time basis for a period of six (6) calendar months out of any twelve (12) consecutive calendar month period and which could reasonably be expected to continue for a period of at least eighteen (18) months following such twelve (12) month period.

          1.1.8 "Effective Date" means, the date, specified on the signature page, that this Plan is to be effective; provided, that if a Subsidiary adopts the Plan after the date specified on the signature page, the Effective Date for such Subsidiary and its Employees who are Participants shall be the date specified in the document by which the Subsidiary adopts the Plan.

          1.1.9 "Employee" means an officer and employee of an Employer.


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          1.1.10 "Employer" means the Company or a
     Subsidiary which has adopted the Plan pursuant to Article 4 hereof.

          1.1.11 "ERISA" means the United States Employee
     Retirement Income Security Act of 1974, as amended.

          1.1.12 "Good Reason" means the occurrence, within one (1) year following a Change in Control, of any of the following events, unless the Participant has consented thereto: (i) reduction of the Participant's Annual Base Compensation by more than ten percent (10%), or
     (ii) amendment or termination of any of the Incentive Plans so as to provide for incentive opportunities and awards significantly less favorable to the Participant than those provided in the plan being amended.

          1.1.13 "Incentive Plan" means any of the Company's stock option plans, management incentive plans, sales incentive plans and other incentive plans in existence on the Effective Date or any additional or successor plans in effect on or before the relevant date of termination and providing substantially equivalent or better incentive opportunities for Employees.

          1.1.14 "Participant" means an Employee selected for participation in the Plan pursuant to Section 2.1 hereof.

          1.1.15 "Pension Plan" means the Willbros USA,
     Inc. Pension Plan or any successor plan providing comparable benefits.

          1.1.16 "Person" shall have the meaning assigned in the Act.

          1.1.17 "Plan" means the Willbros Group, Inc.
     Severance Plan.

          1.1.18 "Potential Change in Control" means and shall be deemed to have arisen if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, or (ii) any Person
     (including the Company) publicly announces an intention to take actions which if consummated would constitute a Change in Control, or (iii) any Person, other than the Company or a Related Party, files with the Federal Trade Commission a notification and report form pursuant to the United States Hart-Scott-Rodino
     Antitrust Improvements Act of 1976 with respect to


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     any Voting Securities or a major portion of the
     assets of the Company, or (iv) the Board or the appropriate committee thereof adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has arisen. A Potential Change in Control shall be deemed to continue (a) with respect to an agreement within the purview of clause (i) of the preceding sentence, until the agreement is canceled or terminated, or (b) with respect to an announcement within the purview of clause (ii) of the preceding sentence, until the Person making the announcement publicly abandons the stated intention or fails to act on such intention for a period of twelve (12) calendar months, or (c) with respect to the filing of a notification and report form within the purview of clause (iii) of the preceding sentence with respect to Voting Securities, until the Person involved publicly announces that its ownership or acquisition of such Voting Securities is for investment purposes only and not for the purpose of seeking a Change in Control, or (d) with respect to any Potential Change in Control, until a Change in Control has occurred or the Board or the appropriate committee thereof, on reasonable belief after due investigation, adopts a resolution that the Potential Change in Control has ceased to exist.

          1.1.19 "Related Party" means (i) a Subsidiary, or (ii) an employee or group of employees of the Company or any Subsidiary, or (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          1.1.20 "Severance Benefit" means the amounts payable and benefits continued in accordance with
     Section 3.3 hereof.

          1.1.21 "Severance Administration Committee" means the committee appointed by the Board to administer the Plan.

          1.1.22 "Subsidiary" means any corporation, partnership, limited liability company or joint venture in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock or a majority of the capital or profits interests of such partnership, limited liability company or joint venture.

          1.1.23 "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

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                     ARTICLE 2.  ELIGIBILITY

     2.1 Participation. An Employee shall be entitled to be a Participant if he is selected for participation by the Board and signs a letter any time prior to the time a Change in Control occurs agreeing to the terms of the Plan, including, but not limited to, the Plan provisions precluding the Participant from competing with the Employers and their respective Subsidiaries for specified periods following termination of employment.

     2.2 Duration of Participation. A Participant shall cease to be a Participant when he ceases to be an Employee, unless such Participant is then entitled to payment of a Severance Benefit.
A Participant entitled to payment of a Severance Benefit shall remain a Participant until the full amount of the Severance Benefit has been paid to such Participant.

        ARTICLE 3.  SEVERANCE BENEFIT AND NONCOMPETITION

     3.1 Right to Severance Benefit. Subject to the obligations of each Participant under Section 3.5 hereof, a Participant shall be entitled to receive a Severance Benefit from his Employer (or the Company in accordance with Article 4 hereof) the Participant's employment by the Employer shall terminate for any reason specified in Subsection 3.2.1 hereof.

     3.2  Termination of Employment.

          3.2.1  Terminations Which Give Rise to a Severance
     Benefit Under This Plan.

               3.2.1.1 Except as set forth in Subsection 3.2.2 hereof, any involuntary termination of employment of a Participant by action of the Employer prior to a Change in Control (excluding any transfer to another Employer) shall entitle the Participant to a Severance Benefit under Subsection 3.3.1 hereof.

               3.2.1.2 Except as set forth in Subsection 3.2.2 hereof, any termination of employment of a Participant with an Employer by action of the Employer during a Potential Change in Control or within three (3) years


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          following a Change in Control (excluding any transfer
          to another Employer) shall entitle the Participant to a Severance Benefit under Subsection 3.3.2.

               3.2.1.3  Any termination of employment of a
          Participant with an Employer by the Participant for Good Reason within one (1) year following a Change in Control shall entitle the Participant to a Severance Benefit under Subsection 3.3.3 hereof.

          3.2.2 Terminations Which Do Not Give Rise to a Severance Benefit Under This Plan. If a Participant's employment with an Employer is terminated for cause (as defined below), retirement (except as otherwise provided in Subsection 3.3.4 hereof) or the sale of a business (as defined below), the Participant shall not be entitled to a Severance Benefit, regardless of the occurrence of a Change in Control.

               3.2.2.1 A "termination for cause" shall have occurred when a Participant is terminated for
          (i) willful failure by the Participant to substantially perform his duties, other than any such failure resulting from a Disability, which results in a significantly adverse effect upon the Company or a Subsidiary, (ii) gross negligence or willful misconduct of the Participant which results in a significantly adverse effect upon the Company or a Subsidiary, or (iii) willful violation or disregard by the Participant of any published policy of the Company or his Employer which results in a significantly adverse effect upon the Company or a Subsidiary.

                        3.2.2.2   A "termination due to the sale
          of a business" shall have occurred when the Company or Participant's Employer has sold or otherwise disposed of a Subsidiary, branch or other business unit (or all or substantially all of the assets thereof), in which the Participant was employed before such sale or disposition, to any Person, other than the Company or a Related Party (except an employee or group of employees of the Company or a Subsidiary), and the Participant has been offered employment with the acquiror of such Subsidiary, branch or unit on substantially the same terms and conditions under which he worked for his Employer. Such terms and conditions shall include an agreement or plan binding on such acquiror, providing that, upon any termination of employment with the acquiror of the sort described in Subsection 3.2.1 hereof within one (1) year after such sale or disposition, the acquiror shall pay to the


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          former Participant an amount equal to the Severance
          Benefit that such former Participant would have received under the Plan had he been a Participant at the time of such termination. For purposes of this Subsection 3.2.2.2, the acquiror's agreement or plan must treat service with the Company, its Subsidiaries and the acquiror as continuous service for purposes of calculating any Severance Benefit.

     3.3  Severance Benefit.

          3.3.1 If a Participant's employment is terminated under circumstances described in Subsection 3.2.1.1 hereof, the Participant's Employer shall pay such Participant without the necessity of a claim being made under Section 7.8 hereof, within sixty (60) business days after the date such termination takes effect, an amount equal to one hundred percent (100%) of the Participant's Annual Base
     Compensation.

          3.3.2 If a Participant's employment is terminated under circumstances described in Subsection 3.2.1.2 hereof, the Participant's Employer shall pay such Participant, without the necessity of a claim being made under Section 7.8 hereof, within ten (10) business days after the date such termination takes effect, an amount equal to: (i) three hundred percent (300%) of the average of the Participant's W-2 compensation during the five (5) calendar years prior to the Change in Control (provided that, if the Participant does not work for an Employer during all of the five (5) year period, the average annual W-2 compensation for his period of employment with an Employer shall be used) less eight and 33/100 percent (8.33%) of such average annual W-2 compensation for each month the Participant's age exceeds 62 years at the date of termination; and (ii) if and only if such Participant has attained age fifty-five (55) and qualified for early retirement under the Pension Plan, the Special Retirement Benefit (as defined in Section 3.4.1 hereof).

          3.3.3 If a Participant's employment is terminated under circumstances described in Subsection 3.2.1.3 hereof, the Participant's Employer shall pay such Participant, without the necessity of a claim being made under Section 7.8 hereof, within ten (10) business days after the date such termination takes effect, an amount equal to: (i) two hundred percent (200%) of the average of the Participant's W-2 compensation during the five (5) calendar years prior to the Change in Control (provided that, if the Participant does not work for an Employer during all of the five (5) year period, the average annual W-2 compensation for his period of employment with an Employer shall


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     be used) less eight and 33/100 percent (8.33%) of such average annual W-2 compensation for each month the Participant's age exceeds 63 years at the date of termination; and (ii) if and only if such Participant has attained age fifty-five (55) and qualified for early retirement under the Pension Plan, the Special Retirement Benefit (as defined in Section 3.4.2 hereof).

          3.3.4 The Severance Benefit shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options and other benefits which may be owed to a Participant following termination (which are not contingent on any Change in Control preceding such termination), including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, any life insurance plan, health plan, disability plan, or any similar or successor plans.

          3.3.5 If the Participant is eligible under the terms of the Pension Plan for "early retirement" (as such term is used in the Pension Plan), the Participant may elect such "early retirement" in connection with a termination under Subsection 3.2.1.1, 3.2.1.2 or 3.2.1.3 hereof without prejudice to the Participant's entitlement to any payments and benefits provided for under this Section 3.3.

          3.3.6 The Participant shall not be required to mitigate damages or the amount of his Severance Benefit by seeking other employment or otherwise, nor shall the amount of his Severance Benefit be reduced by any compensation earned by the Participant as a result of employment after his termination of employment with an Employer; provided, however, that if a Participant accepts employment with an Employer during the period beginning on the date of termination and ending on the last day of the thirty-sixth
     (36th) month thereafter, any compensation the Participant receives from such Employer during such period (less any taxes withheld) shall be paid by the Participant to the Employer which paid the Severance Benefit.

          3.3.7  This Plan is intended to be a welfare plan under
     Section 3(1) of ERISA, and if this Plan were found to be a pension plan under Section 3(2) of ERISA, the Plan is intended to qualify as a plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(3) and 401(a)(1) of ERISA.


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3.4  Special Retirement Benefit.

          3.4.1. For purposes of Subsection 3.3.2 hereof, the term "Special Retirement Benefit" means an amount calculated such that, when added to any benefits payable to the Participant under the Pension Plan and the Willbros USA, Inc. Executive Benefit Restoration Plan (collectively, the "Other Retirement Benefits"), the total retirement benefits the Participant receives from the Employer will at least equal the amount which the aggregate of the Other Retirement Benefits would have been if the Participant retired on a date three (3) years following the date of his termination of employment with the relevant Employer or at age 65, whichever is earlier, and the Percentage of Early Pension Payable (as described in the Pension Plan) was calculated using a discount percent per year not exceeding one and one-half percent (1-1/2%) from age sixty-five (65). For purposes of calculating the Special Retirement Benefit and the Other Retirement Benefits under this Agreement, the following will apply:

                        (i)  The Participant will be deemed to
                 have continued his employment for a three (3) year period beginning on the date of his termination, or until age 65, whichever is less, at his base salary in effect on the date of termination; and

                        (ii) The Participant will be deemed to
                 have received compensation under the Incentive Plan (or a similar successor incentive plan) for each year of such deemed employment continuation in an amount equal to the average annual incentive payment earned under the Incentive Plan for the three (3) full calendar years preceding his termination of employment.

          3.4.2 For purposes of Subsection 3.3.3 hereof, the term "Special Retirement Benefit" means an amount calculated such that, when added to any benefits payable to the Participant under the Pension Plan and the Willbros USA, Inc. Executive Benefit Restoration Plan (collectively, the "Other
     Retirement Benefits"), the total retirement benefits the Participant receives from the Employer will at least equal the amount which the aggregate of the Other Retirement Benefits would have been if the Participant retired on a date two (2) years following the date of his termination of employment with the relevant Employer or at age 65, whichever is earlier, and the Percentage of Early Pension Payable (as described in the Pension
     Plan) was calculated using a discount


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     percent per year not exceeding one and one-half percent
     (1-1/2%) from age sixty-five (65). For purposes of calculating the Special Retirement Benefit and the Other Retirement Benefits under this Agreement, the following will apply:

                        (i)  The Participant will be deemed to
                 have continued his employment for a two (2) year period beginning on the date of his termination, or until age 65, whichever is less, at his base salary in effect on the date of termination; and

                        (ii) The Participant will be deemed to
                 have received compensation under the Incentive Plan (or a similar successor incentive plan) for each year of such deemed employment continuation in an amount equal to the average annual incentive payment earned under the Incentive Plan for the two (2) full calendar years preceding his termination of employment.

3.5  Non-Competition.

          3.5.1 In consideration for any severance payments under Subsection 3.3.1 hereof, each Participant agrees that, for a period of twelve (12) months after his termination of employment, he will not compete, directly or indirectly, with the businesses being conducted by the Employers (and their respective Subsidiaries) on the date of his termination of employment in the countries where the Employers (and their respective Subsidiaries) are then conducting business.

          3.5.2 In consideration for any severance payments under Subsection 3.3.2 or 3.3.3 hereof, and Section 3.4 hereof, if applicable, each Participant agrees that, for a period of twenty-four (24) months after his termination of employment, he will not compete, directly or indirectly, with the businesses being conducted by the Employers (and their respective Subsidiaries) on the date of his termination of employment in the countries where the Employers (and their respective Subsidiaries) are then conducting business.

          3.5.3 In the event a Participant terminates his employment or retires during the term of this Agreement under circumstances where he is not entitled to payments under Subsection 3.3.1 or 3.3.2 hereof, an Employer may, by written notice provided to


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     Participant on or within thirty (30) days after the
     effective date of Participant's termination, elect to require Participant to comply with the non-competition provisions of this Subsection 3.5.3. If an Employer provides such notice, Participant, for a period of one (1) year from the date of his termination or retirement, will not compete, directly or indirectly, with the businesses being conducted by the Employers (and their respective Subsidiaries) on the date of such termination or retirement in the countries where the Employers (and their respective Subsidiaries) are then conducting business, and the Employers will pay Participant on the first business day of each month during such one (1) year non-compete period an amount equal to one twenty-fourth (1/24) of Participant's Annual Base Compensation in effect on Participant's date of termination or retirement. Such payments shall be regarded solely as consideration for Participant's compliance with the requirements of this Subsection 3.5.3 and shall not constitute salary or severance pay. Notwithstanding the foregoing, if an Employer requires a Participant to comply with the non-competition provisions hereof, a Participant shall not be prohibited from owning (other than in a managerial capacity) up to ten percent (10%) of the publicly traded stock of a corporation trading on a recognized securities exchange or in an over-the-counter market, which corporation is in competition with any of the Employers (or any of their respective Subsidiaries). It is expressly understood and agreed that the Employers and each Participant consider the restrictions contained in this Subsection 3.5.3 to be reasonable and necessary for the purposes of preserving and protecting the goodwill and proprietary information of the Employers (and their respective Subsidiaries). The provisions of this Subsection
     3.5.3 shall survive expiration or termination of this Agreement.

               ARTICLE 4.  PARTICIPATING EMPLOYERS

     This Plan may be adopted by any Subsidiary. Upon such adoption, the Subsidiary shall become an Employer and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are designated Participants by the Board. This Plan establishes and vests in each Participant a contractual right to the relevant benefits hereunder, enforceable by the Participant against his Employer. The Company agrees unconditionally to guarantee the performance by, and obligation of, each Employer under the Plan.


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                ARTICLE 5.  SUCCESSOR TO EMPLOYER

     This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) which becomes such after a Change in Control of the Company has occurred to all or substantially all of the business and/or assets of any Employer in the same manner and to the same extent that the Employer would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor (which becomes such after a Change in Control of the Company has occurred) would not by the foregoing provision or by operation of law be bound by this Plan, the Employer shall require such successor expressly and unconditionally to assume and agree to perform the Employer's obligations under this Plan, in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place.
The terms "Company" and "Employer," as used in this Plan, shall mean the Company or an Employer, respectively, as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

               ARTICLE 6.  DURATION AND AMENDMENT

     6.1  Duration.  The Plan shall continue for a period of five
(5) years from the Effective Date.

     6.2 Amendment. The Plan may not be amended except for: (i) an amendment that increases the benefits payable under the Plan or otherwise constitutes a bona fide improvement of a Participant's rights under the Plan, or (ii) an amendment which decreases the benefits of a Participant that is consented to in writing by such Participant.

                   ARTICLE 7.  ADMINISTRATION

     7.1 Fiduciaries. Under certain circumstances, the Board or the Severance Administration Committee may be determined by a court of law to be a fiduciary with respect to a particular action under the Plan. As authorized by ERISA, to prevent any two parties to the Plan from being deemed co-fiduciaries with respect to a particular function, the Plan is intended, and should be construed, to allocate to each party to the Plan only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan.


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     7.2  Allocation of Responsibilities.

          7.2.1 Board of Directors. The Board shall have exclusive authority and responsibility for:

                        (i)  The amendment or termination of
                 this Plan in accordance with Section 6.2 hereof;
                 and

                        (ii) The delegation to the Severance
                 Administration Committee of any authority and responsibility reserved herein to the Board.

          7.2.2  Severance Administration Committee.  The
     Severance Administration Committee shall serve as plan administrator and shall have exclusive authority and responsibility for those functions set forth in Section 7.3 hereof, in other provisions of this Plan, and in provisions of a trust used to pay benefits under this Plan.

     7.3  Provisions Concerning the Severance Administration
Committee.

          7.3.1  Membership and Voting.  The Severance
     Administration Committee shall serve as plan administrator. The Severance Administration Committee shall consist of not less than three (3) members. The Severance Administration Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting, in person or by telephone, shall constitute waiver of notice thereof. A member of the Severance Administration Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Severance Administration Committee. The Severance Administration Committee shall designate one of its members as the Chairman and shall appoint a Secretary who may, but need not, be a member thereof. The Severance Administration Committee may appoint from its members such subcommittees with such powers as the Severance Administration Committee shall determine.

          7.3.2 Duties of the Severance Administration Committee. The Severance Administration Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Severance


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



     Administration Committee shall execute any certificate, instrument or other written direction on behalf of the Plan and may make any payment on behalf of the Plan. All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Severance Administration Committee (or its delegate). The Severance Administration Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or a Related Party.

     7.4  Delegation of Responsibilities; Bonding.

          7.4.1 Delegation and Allocation. The Board and the Severance Administration Committee, respectively, shall have the authority to delegate or allocate, from time to time, by a written instrument, all or any part of their responsibilities under the Plan to such person or persons as each may deem advisable and in the same manner to revoke any such delegation or allocation of responsibility. Any action of a person in the exercise of such delegated or allocated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board or the Severance Administration Committee, as the case may be. Neither the Company, any Employer, the Board, the Severance Administration Committee nor any member thereof shall be liable for any acts or omissions of any such person, who shall periodically report to the Board or the Severance Administration Committee, as applicable, concerning the discharge of the delegated or allocated responsibilities.

          7.4.2  Bonding.  The members of the Severance
     Administration Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.

     7.5 No Joint Fiduciary Responsibilities. This Plan is intended to allocate to each named fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities and no other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan. Whenever one named fiduciary is required herein to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of a named fiduciary receiving such directions shall be to follow them insofar as such instructions are on their face proper under applicable law.


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



     7.6 Information to be Supplied by Employer. Each Employer shall provide to the Severance Administration Committee or its delegate such information as it shall from time to time need in the discharge of its duties.

     7.7 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     7.8  Claims Procedure.

          7.8.1 Initial Claim for Benefits. Each Participant or beneficiary of a Participant may submit a claim for benefits to the Severance Administration Committee (or to such other person as may be designated by the Severance Administration Committee) in writing in such form as is permitted by the Severance Administration Committee. A Participant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Subsections 7.8.1 and
     7.8.2 hereof.

          When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

          7.8.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Severance Administration Committee review the denial, provided that the claimant files a written request for review with the Severance Administration Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Severance Administration Committee. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

                    ARTICLE 8.  MISCELLANEOUS

     8.1 Payment Obligations Absolute. Each Employer's obligation to pay any amounts or to provide benefits continuation or any other benefits described in Section 3.3 hereof shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against any Participant.

     8.2 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforce ability of, any right or benefit provided by the Plan, his Employer shall, if the Participant prevails in such action, pay for all reasonable legal fees and expenses incurred by such Participant.

     8.3 Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, any restriction on changing the status of the Participant's employment, or any restriction on changing the policies of the Company or its Subsidiaries regarding termination of employment.

     8.4 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.5 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Delaware, without regard to choice of law principles.

     8.6 Withholding and Payment of Taxes. The Company or the Subsidiaries may withhold from any amounts payable under the Plan all federal, state, local and/or other taxes as shall be legally required. In addition, each Participant shall be solely responsible for the payment of all income, excise and other taxes which are individually levied on him by any taxing authority with respect to any amount paid to such Participant under the Plan.

     8.7 Obligations Unfunded. All benefits due a Participant under the Plan are unfunded and unsecured and are payable out of the general funds of the Employers. One or more Employers may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors as provided for in such trust.

     8.8 Construction. For purposes of the Plan, the following rules of construction shall apply:

          8.8.1 No act or failure to act on a Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or a Subsidiary.

          8.8.2 The word "or" is disjunctive but not necessarily exclusive.

          8.8.3 Words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other and neuter genders.


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


     The Plan has been adopted by the Company to be effective as of the 1st day of January, 1999.


                                        WILLBROS GROUP, INC.

                                       /s/ Larry J. Bump
                                 By:  ---------------------------
                                       Larry J. Bump
                                       Chairman of the Board and
                                       Chief Executive Officer















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